SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1

The following is a list of subsidiaries of the company as of December 31, 2025, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary Name	Jurisdiction
Dista Products Limited	United Kingdom
EIO Insurance Company, Inc.	Tennessee (United States)
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco (Shanghai) Animal Health Co., Ltd. – Beijing Branch	China
Elanco (Shanghai) Animal Health Co., Ltd. – Huang Pu Branch	China
Elanco (Shanghai) Enterprise Management Co., Ltd.	China
Elanco (Shanghai) Enterprise Management Co., Ltd. – Beijing Branch	China
Elanco (Sichuan) Animal Health Co., Ltd.	China
Elanco (Sichuan) Animal Health Co., Ltd. – Beijing Branch	China
Elanco (Taiwan) Animal Health Co. Ltd.	Taiwan
Elanco (Thailand) Ltd.	Thailand
Elanco AH Portugal, Unipessoal Lda	Portugal
Elanco Animal Health (Pty) Ltd.	South Africa
Elanco Animal Health GmbH	Germany
Elanco Animal Health Holdings GmbH	Germany
Elanco Animal Health Korea Ltd.	Korea
Elanco Animal Health Panama, S. De R.L.	Panama
Elanco Animal Health UK Limited	United Kingdom
Elanco Animal Vaccines Limited	United Kingdom
Elanco Australasia Pty Ltd – New Zealand Branch	New Zealand
Elanco Australasia Pty. Ltd.	Australia
Elanco Australia Holding Pty Ltd	Australia
Elanco Austria GmbH	Austria
Elanco Bangladesh Limited	Bangladesh
Elanco Belgium BV	Belgium
Elanco Brazil Holdings Ltda	Brazil
Elanco Canada Limited	Canada
Elanco Chile SpA	Chile
Elanco Colombia S.A.S.	Colombia
Elanco Costa Rica S.R.L.	Costa Rica
Elanco Denmark ApS	Denmark
Elanco Denmark ApS -- Norway Branch	Norway
Elanco Denmark ApS -- Sweden Branch	Sweden
Elanco Deutschland GmbH	Germany
Elanco Europe GmbH	Switzerland
Elanco Europe Ltd.	United Kingdom
Elanco Financing GmbH	Germany
Elanco Financing (Netherlands) B.V.	Netherlands
Elanco Europe Financing B.V.	Netherlands
Elanco Financing S.A.	Switzerland
Elanco Foundation Inc.	Indiana (United States)
Elanco France S.A.S.	France
Elanco Global Holdings BV	Netherlands
Elanco GmbH	Germany

Elanco Hayvan Sağlığı Limited Şirketi	Turkey
Elanco Holdings LLC	Indiana (United States)
Elanco Hong Kong Limited	Hong Kong
Elanco Hungary korlatolt felelossegu tarsasag	Hungary
Elanco India Private Limited	India
Elanco Innovation and Alliance Centre India LLP	India
Elanco International, Inc.	Indiana (United States)
Elanco Ireland Limited	Ireland
Elanco Italia S.p.A.	Italy
Elanco Japan K.K .	Japan
Elanco Licensing GmbH	Germany
Elanco Malaysia Sdn Bhd	Malaysia
Elanco Nederland B.V.	Netherlands
Elanco Netherlands Holding B.V.	Netherlands
Elanco New Zealand	New Zealand
Elanco Philippines Inc.	Philippines
Elanco Poland spółka z ograniczoną odpowiedzialnością	Poland
Elanco Rus Ltd.	Russia
Elanco S.R.L.	Argentina
Elanco Salud Animal S.A. de C.V.	Mexico
Elanco Saude Animal Ltda.	Brazil
Elanco Solution Center spółka z ograniczoną odpowiedzialnością	Poland
Elanco Spain, S.L.	Spain
Elanco SPEAR LLC	Delaware (United States)
Elanco Tiergesundheit AG	Switzerland
Elanco Tiergesundheit AG -- Austria Branch	Austria
Elanco Tiergesundheit AG -- Czech Branch	Czech
Elanco Tiergesundheit AG -- Egypt Representative Office	Egypt
Elanco Tiergesundheit AG -- Ho Chi Minh City Representative Office	Vietnam
Elanco Tiergesundheit AG -- Lebanon Representative Office	Lebanon
Elanco Tiergesundheit AG -- Saudi Arabia Branch	Saudi Arabia
Elanco Tiergesundheit AG – South Africa Branch	South Africa
Elanco Tiergesundheit AG --Tunisia Representative Office	Tunisia
Elanco UK AH Limited	United Kingdom
Elanco US Inc.	Delaware (United States)
Elanco Veterina SVN d.o.o.	Slovenia
Elanco Vietnam Company Limited	Vietnam
Expert Pet Care, Inc.	Delaware (United States)
Immuno-Vet Services (Pty) Ltd.	South Africa
Immunovet Services Zambia Ltd.	South Africa
Ivy Animal Health, Inc.	Delaware (United States)
KVP Pharma+Veterinar Produkte GmbH	Germany
Limited Liability Company of Elanco Ukraine	Ukraine
Lohmann Animal Health Beteiligungs GmbH	Germany
Lohmann Animal Health GmbH	Germany
Lohmann Animal Health International Inc.	Maine (United States)
Lohmann Animal Health Phils. Corp.	Philippines
Pt. Elanco Animal Health Indonesia	Indonesia
The Branch Office of Elanco Vietnam Company Limited in Dong Nai	Vietnam
Vericore Limited	United Kingdom